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                                  EXHIBIT 10.38


                         AMENDMENT NO. 1 TO AMENDED AND
                     RESTATED PURCHASE AND LICENSE AGREEMENT

         This AMENDMENT NO. 1 TO AMENDED AND RESTATED PURCHASE AND LICENSE AGREEMENT (the "Amendment") is entered into as of December 30, 1999, by and among Dura Pharmaceuticals, Inc. ("Dura"), DJ Pharma, Inc. ("DJ Pharma") and Dura (Bermuda) Trading Company LTD. ("Dura Bermuda") (the latter solely with respect to the Keftab Products), and amends and restates certain provisions of that certain Amended and Restated Purchase and License Agreement entered into as of January 25, 1999, and effective as of October 1, 1998 (the "Agreement"), among Dura, DJ Pharma and Dura Bermuda (the latter solely with respect to the Keftab Products). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

                                    RECITALS

         A. Pursuant to the Agreement, DJ Pharma received certain rights to certain products from Dura and Dura Bermuda and assumed certain obligations to Dura and DJ Pharma in connection therewith.

         B. A disagreement between DJ Pharma, on the one hand, and Dura and Dura Bermuda, on the other hand, regarding certain provisions of the Agreement.

         C. DJ Pharma, Dura and Dura Bermuda are entering into this Amendment to resolve their disagreement and to clarify any asserted ambiguities that may exist..

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Dura, DJ Pharma and Dura Bermuda hereby agree as follows:

         1. AMENDMENTS TO AGREEMENT. The Agreement is hereby amended and restated as follows:

                  1.1 SECTION 2.1. Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "2.1     FOR PURCHASE AND LICENSING RIGHTS WITH RESPECT TO THE
PRODUCTS. In consideration for the purchase and licensing rights as set


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         forth in Section 1 hereof, DJ Pharma shall (i) issue to Dura or Dura
         Bermuda, as the case may be, the Subordinated Product Acquisition Notes (as hereinafter defined) and (ii) pay to Dura with respect to the Rondec Products and CCA Products and to Dura Bermuda with respect to the Keftab Rights the following licensing fees during the Licensing Period:

                           (a) for * (as hereinafter defined) * aggregate Net Sales (as hereinafter defined) of the Products during such *;

                           (b) for * (as hereinafter defined) * during such *;

                           (c) * during *;

                           (d) * during *; and

                           (e) * during * and the *.

         Notwithstanding the foregoing, in no event shall the aggregate payments owing by DJ Pharma under Sections 2.1(a)-(e) hereof, after subtracting therefrom the costs of all Products sold by DJ Pharma during the respective calendar year as permitted by Section 2.2, exceed the following maximum aggregate payments during the respective calendar year: (i) nineteen million five hundred thousand dollars ($19,500,000) with respect to he 1999 calendar year (the "First Year Maximum Payment"), (ii) sixteen million dollars ($16,000,000) with respect to the 2000 calendar year (the "Second Year Maximum Payment"), (iii) nine million five hundred thousand dollars ($9,500,000) with respect to the 2001 calendar year (the "Third Year Maximum Payment"), and (iv) eight million dollars ($8,000,000) with respect to the 2002 calendar year (the "Fourth Year Maximum Payment"). For example, (a) in the event that aggregate Net Sales of the Products equal $25,000,000 and the costs of all Products sold by DJ Pharma equal $4,000,000 during the 2002 calendar year, the amount owing by DJ Pharma under Sections 2.1(e) and
         2.2 would be $7,250,000 (45% of $25,000,000 minus $4,000,000), but (b)
         in the event that aggregate Net Sales of the Products equal $25,000,000 and the costs of all Products sold by DJ Pharma equal $3,000,000 during the 2002 calendar year, the amount owing by DJ Pharma under Sections 2.1(e) and 2.2 would be $8,000,000 (or the Fourth Year Maximum Payment, because 45% of $25,000,000 minus $3,000,000 exceeds the Fourth Year Maximum Payment). Notwithstanding the foregoing, in no event shall the First Year Maximum Payment, Second Year Maximum Payment, Third


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*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with the Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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         Year Maximum Payment, or Fourth Year Maximum Payment (collectively, the
         " Maximum Payments ") in any way impact or lessen any other obligations of DJ Pharma to Dura , including, without limitation, continuing obligations under the Dura Supply Agreement.

         For purposes of this Agreement: (A) a "Contract Quarter" shall mean each quarter in the Contract Year commencing October 1, 1998 and ending September 30, 1999; (B) the first "Contract Year" shall mean the period of twelve (12) consecutive months commencing on October 1, 1998, and each subsequent Contract Year shall begin on the respective anniversary thereof; and (C) "Net Sales" shall mean (i) the gross amount of sales invoiced to third parties by DJ Pharma less the reasonable and customary accrual-basis deductions from such gross amounts including:
         (a) normal and customary trade and quantity discounts, allowances and credits actually allowed or paid; (b) credits or allowances given or made for return of previously sold products; (c) sales or excise taxes, as adjusted for rebates and refunds; and (d) chargeback payments and rebates granted to managed health care organizations, employer groups or to federal, state and local governments, their agencies, purchasers and reimbursers or to trade customers, including, but not limited to, wholesalers and chain and pharmacy buying groups, which are specifically identified to the sale of the Products by DJ Pharma. All amounts under this Section shall be determined from the books and records of DJ Pharma which shall be maintained in accordance with GAAP."

                  1.2 SECTION 2.8. A new Section 2.8 is hereby added to the Agreement as follows:

                  "2.8 PRODUCT RETURNS. DJ Pharma shall process, and hereby assumes and agrees to be responsible for and to perform and satisfy all obligations associated with the processing of, all Products that were sold by Dura prior to October 1, 1998, and that are returned in compliance with Dura's returned goods policy for credit after the Closing. Dura shall reimburse DJ Pharma for certain of the costs it incurs in performing the foregoing obligations as follows:

                           (a) CREDITS. Dura shall reimburse DJ Pharma for * of the credits DJ Pharma issues with respect to all of the Products that were sold by Dura prior to October 1, 1998, and that are returned in compliance with Dura's returned goods policy for credit after the Closing.


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*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with the Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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                           (b) EXCHANGES. Dura shall reimburse DJ Pharma for *
         of the purchase price paid by DJ Pharma to Dura or Dura Bermuda, as applicable, pursuant to the Dura Supply Agreement for all of the Products that are delivered by DJ Pharma in exchange for Products that were sold by Dura prior to October 1, 1998, and that are returned in compliance with Dura's returned goods policy for exchange after the Closing plus (i) for the first * of such Products (calculated based on the wholesale list price for such Products at the time DJ Pharma ships the replacement Products), * at the time DJ Pharma ships the replacement Products, and (ii) for all of such Products in excess of * (calculated based on the wholesale list price for such Products at the time DJ Pharma ships the replacement Products), * at the time DJ Pharma ships the replacement Products.

                           (c) CERTAIN OTHER COSTS. Dura shall reimburse DJ Pharma for * of the amount paid by DJ Pharma to Pharmacy Solutions and DDN for the services rendered in connection with all of the Products that were sold by Dura prior to October 1, 1998, and that are returned in compliance with Dura's returned goods policy for credit or exchange after the Closing and (ii) * of the wholesale list price at the time DJ Pharma ships the replacement Products for all of the Products that were sold by Dura prior to October 1, 1998, and that are returned in compliance with Dura's returned goods policy for exchange after the Closing.

                           (d) NO OTHER OBLIGATIONS. Neither Dura nor Dura Bermuda shall have any obligation or liability to DJ Pharma in connection with DJ Pharma's performance of its obligations under this Section except as expressly set forth in subsections (a) - (c) above, including, without limitation, any obligation to reimburse DJ Pharma for any of the internal or indirect costs it may incur in performing its obligations under this Section.

                           (e) DJ PHARMA COOPERATION. In addition to maintaining accurate books and accounts of record in sufficient detail to permit Dura and Dura Bermuda to verify all payments that they may be required to make pursuant to this Section as required by Section 2.4 above, DJ Pharma shall also cooperate with Dura and Dura Bermuda as reasonably requested in evaluating and attempting to discover the cause of any Product returns after the Closing that are materially more significant in volume than the volume of Product returns that occurred prior to the Closing."


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*Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed with the Secretary of the Commission without the Mark pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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         2.       ACKNOWLEDGMENTS.

                  2.1 ACKNOWLEDGMENT BY DJ PHARMA. DJ Pharma hereby acknowledges and agrees that as of the date of this Amendment it does not know of, nor does it have any intent to assert now or at any time in the future, any claims or causes of action against Dura, Dura Bermuda or any of their directors, officers, employees, agents, stockholders, partners, attorneys, assignees, parents or subsidiaries, individually or collectively, for any breach or other failure to perform any obligation owing to DJ Pharma, whether legal, equitable, statutory or otherwise, including without limitation any and all obligations owing under the Agreement and all related agreements.

                  2.2 ACKNOWLEDGMENT BY DURA AND DURA BERMUDA. Dura and Dura Bermuda each hereby acknowledges and agrees that as of the date of this Amendment it does not know of, nor does it have any intent to assert now or at any time in the future, any claims or causes of action against DJ Pharma or any of its directors, officers, employees, agents, stockholders, partners, attorneys, assignees, parents or subsidiaries, individually or collectively, for any breach or other failure to perform any obligation owing to Dura or Dura Bermuda, whether legal, equitable, statutory or otherwise, including without limitation any and all obligations owing under the Agreement and all related agreements.

         3.       MISCELLANEOUS.

                  3.1 ENTIRE AGREEMENT; CONFLICTS. This Amendment constitutes the entire agreement among Dura, DJ Pharma and Dura Bermuda with respect to the amendment to the Agreement set forth herein. This Amendment supersedes all prior or contemporaneous understanding or agreements, whether written or oral, between Dura, DJ Pharma and Dura Bermuda with respect to such amendment. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control.

                  3.2 GOVERNING LAW. This Amendment shall be governed and construed in accordance with the laws of the State of California excluding any choice of law rules which may direct the application of the law of another state.

                  3.3 CAPTIONS. All section titles or captions contained in this Amendment are for convenience only, shall not be deemed a part of this Amendment and shall not affect the meaning or interpretation of this Amendment.

                  3.4 NO THIRD PARTY RIGHTS. No provision of this Amendment shall be deemed or construed in any way to result in the creation of any rights or obligation in any other individual, group, entity or organization not a party to this Amendment.


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                  3.5 NO IMPLIED WAIVERS. No failure on the party of any party to exercise and no delay in exercising any right, power, remedy or privilege under this Amendment shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege, nor shall any such waiver or any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. No waiver by any party of any default, right, power, remedy or privilege shall be effective unless in writing, nor shall any such waiver operate as a waiver of any other or the same default, right, power, remedy or privilege respectively on a future occasion.

                  3.6 AMENDMENTS AND MODIFICATIONS. No amendment, modification, termination or discharge of any provision of this Amendment, nor consent by Dura, DJ Pharma or Dura Bermuda to any departure therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Amendment and the provision intended to be amended, modified, terminated or discharged and signed by Dura, DJ Pharma and Dura Bermuda, and each amendment, modification, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Amendment shall be varied, contradicted or explained by any other agreement, course of dealing or performance or usage of trade or any other matter not set forth in an agreement in writing and signed by Dura, DJ Pharma and Dura Bermuda.

                  3.7 SEVERABILITY. If any provision of this Amendment should be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

                  3.8 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, Dura, DJ Pharma and Dura Bermuda have each caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

                                        DURA PHARMACEUTICALS, INC.



                                        By:      /s/ Erle Mast
                                            ------------------------------------
                                        Its:     Vice President Finance
                                            ------------------------------------

                                        DURA (BERMUDA) TRADING
                                           COMPANY LTD.



                                        By:      /s/ Kevin Insley
                                            ------------------------------------
                                        Its:     President
                                            ------------------------------------

                                        DJ PHARMA, INC.



                                        By:      /s/ Jerry E. Canning
                                            ------------------------------------
                                        Its:     Vice President, Finance
                                            ------------------------------------


                  [SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED
                  AND RESTATED PURCHASE AND LICENSE AGREEMENT]


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